UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 19, 2014

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 379-2322

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May16, 2014, Alastair Merrick submitted his resignation from his position as the Chief Financial Officer and Treasurer (principal financial and accounting officer) of WhiteHorse Finance, Inc. (the “Company”), effective as of June 15, 2014. Mr. Merrick plans to remain with the Company as a consultant until December 31, 2014.

(c)

On May 16, 2014, the Board of Directors of the Company elected Gerhard Lombard as the Company’s Chief Financial Officer and Treasurer (principal financial and accounting officer), effective as of June 15, 2014.

Mr. Lombard, age 40, currently serves as the Company’s Controller. He joined the Company in September 2012, prior to the Company’s December IPO. Previously, Mr. Lombard was Group Controller for Churchill Financial Group from 2007 until joining the Company. Earlier in his career, he spent approximately 11 years at Ernst & Young LLP, rising to the level of Senior Manager.

Item 8.01. Other Events

On May 19, 2014, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of WhiteHorse Finance, Inc. dated May 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHORSE FINANCE, INC.

Dated: May 19, 2014	By:	/s/ Alastair Merrick
Alastair Merrick
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of WhiteHorse Finance, Inc. dated May 19, 2014